EXHIBIT 3.2

FORTY-NINTH

AMENDMENT

TO

SECOND AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

VORNADO REALTY L.P.

Dated as of August 7, 2019

THIS FORTY-NINTH AMENDMENT TO THE SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF VORNADO REALTY L.P. (this “Amendment”), dated as of August 7, 2019, is hereby adopted by Vornado Realty Trust, a Maryland real estate investment trust (defined in the Agreement, hereinafter defined, as the “General Partner”), as the general partner of Vornado Realty L.P., a Delaware limited partnership (the “Partnership”). For ease of reference, capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P. dated as of October 20, 1997, as amended by the Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of December 16, 1997, and further amended by the Second Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of April 1, 1998, the Third Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of November 12, 1998, the Fourth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of November 30, 1998, the Fifth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of March 3, 1999, the Sixth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of March 17, 1999, the Seventh Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of May 20, 1999, the Eighth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of May 27, 1999, the Ninth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of September 3, 1999, the Tenth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of September 3, 1999, the Eleventh Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of November 24, 1999, the Twelfth Amendment to

Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of May 1, 2000, the Thirteenth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of May 25, 2000, the Fourteenth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of December 8, 2000, the Fifteenth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of December 15, 2000, the Sixteenth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of July 25, 2001, the Seventeenth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of September 21, 2001, the Eighteenth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of January 1, 2002, the Nineteenth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of July 1, 2002, the Twentieth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of April 9, 2003, the Twenty-First Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of July 31, 2003, the Twenty-Second Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of November 17, 2003, the Twenty-Third Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of May 27, 2004, the Twenty-Fourth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of August 17, 2004, the Twenty-Fifth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of November 17, 2004, the Twenty-Sixth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of December 17, 2004, the Twenty-Seventh Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of December 20, 2004, the Twenty-Eighth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of December 30, 2004, the Twenty-Ninth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of June 17, 2005, the Thirtieth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of August 31, 2005, the Thirty-First Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of September 9, 2005, and the Thirty-Second Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of December 19, 2005, the Thirty-Third Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of April 25, 2006, the Thirty-Fourth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of May 2, 2006, the Thirty-Fifth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of August 17, 2006, the Thirty-Sixth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of October 2, 2006, the Thirty-Seventh Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of June 28, 2007, the Thirty-Eighth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of June 28, 2007, the Thirty-Ninth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of June 28, 2007, the Fortieth Amendment to Second Amended and Restated Agreement of

Limited Partnership of Vornado Realty L.P., dated as of June 28, 2007, the Forty-First Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of March 31, 2008, the Forty-Second Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of December 17, 2010, the Forty-Third Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of April 20, 2011, the Forty-Fourth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of March 30, 2012, the Forty-Fourth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of July 18, 2012, the Forty- Fifth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of January 25, 2013, the Forty-Sixth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of April 1, 2015, the Forty-Seventh Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of December 13, 2017, and the Forty-Eighth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of January 12, 2018 (as so amended, the “Agreement”).
WHEREAS, the General Partner has determined it is in the Partnership’s interest to adopt a new Section 11.3.G. and a new Section 11.8 and to supplement the defined terms in Article 1 to implement provisions designed to prevent the direct and indirect ownership of Limited Partnership Interests by Non-U.S. Persons (as defined herein) except in limited circumstances specifically approved by the General Partner;
WHEREAS, Section 14.1.B of the Agreement grants the General Partner power and authority to amend the Agreement without the consent of any of the Partnership’s limited partners if the amendment does not adversely affect or eliminate any right granted to a limited partner pursuant to any of the provisions of the Agreement specified in Section 14.1.C or Section 14.1.D of the Agreement as requiring a particular minimum vote; and
WHEREAS, the General Partner has determined that the amendment effected hereby does not adversely affect or eliminate any of the limited partner rights specified in Section 14.1.C or Section 14.1.D of the Agreement;
NOW, THEREFORE, the General Partner hereby amends the Agreement as follows:
1.Article 1 of the Partnership Agreement is amended by inserting the following definitions in alphabetical order:
“Beneficiary” means, with respect to any Charitable Trust, one or more organizations described in each of Section 170(b)(1)(A) (other than clauses (vii) and (viii) thereof) and Section 170(c)(2) of the Code that have been named by the General Partner as the beneficiary or beneficiaries of such Charitable Trust in accordance with the provisions of Section 11.8. Notwithstanding the foregoing, a Beneficiary cannot be, and cannot be directly or indirectly owned in whole or in part by, any foreign person within the meaning of Section 897(h)(4)(B) of the Code.

“Charitable Trust” means a trust created and administered in accordance with the terms of Section 11.8 for the exclusive benefit of any Beneficiary.
“Existing Non-U.S. Holder” means any Non-U.S. Person that owns any direct or indirect interest in any Limited Partnership Interest on and as of August 7, 2019.
“Non-U.S. Person” means a “foreign person” as such term is used in Section 897(h)(4)(B) of the Code.
“Prohibited Owner” means, with respect to any Limited Partnership Interest and purported transfer or other event relating thereto, any Person who, but for the provisions of Section 11.8.A, would directly or indirectly own the Limited Partnership Interest.
“Trustee” means, with respect to a Charitable Trust, the General Partner or its designee (which may be the Partnership) to act as trustee of the Charitable Trust.
2.    Section 11.3 of the Partnership Agreement is hereby amended by appending the following to the end of such Section as a new Section 11.3.G:
G.     No Transfers to Non-U.S. Persons. In addition to the other limitations on transfer contained in this Agreement, unless exempt due to a waiver granted as described below and which waiver remains in effect, no Limited Partnership Interest or portion thereof may be transferred in whole or in part, directly or indirectly (including, for the avoidance of doubt, by any transfer of a direct or indirect interest in any Person holding such Limited Partnership Interest), voluntarily, involuntarily, by operation of law or otherwise, to any Person if such transfer would cause (i) any Existing Non-U.S. Holder to increase its direct or indirect ownership of Limited Partnership Interests above such Existing Non-U.S. Holder’s aggregate direct and indirect ownership of Limited Partnership Interests immediately before such transfer or (ii) any Non-U.S. Person, other than an Existing Non-U.S. Holder, to directly or indirectly own any Limited Partnership Interests. Any purported transfer attempted in violation of the foregoing sentence shall be deemed void ab initio and shall have no force or effect. The phrase “directly or indirectly,” when used in this Section 11.3.G, shall have the same meaning as the phrase “directly or indirectly” as used in Section 897(h)(4)(B) of the Code. The General Partner, in its sole and absolute discretion, may waive the application of this Section 11.3.G with respect to a transfer and may grant such waiver prior to or following any such application as determined by the General Partner in such manner and on such terms as the General Partner may determine in its sole and absolute discretion. The foregoing provisions of this Section 11.3.G shall not apply to any Partnership Interests held or acquired by the General Partner.
3.    The Agreement is hereby supplemented by adding a new section, Section 11.8, titled “Transfer to Charitable Trust”:
A.    Transfer to Charitable Trust. If, notwithstanding the other provisions contained in this Agreement, there is a purported transfer or any other event that would cause (i) any Existing Non-U.S. Holder to increase its direct or indirect ownership of Limited Partnership Interests above such Existing Non-U.S. Holder’s aggregate direct and indirect ownership of Limited Partnership Interests immediately before such transfer or other event or (ii) any Non-U.S. Person, other than an Existing Non-U.S. Holder, to directly or indirectly own any Limited Partnership Interests, then the Limited Partnership Interests (or, in the case of subsection (i) above, only the amount of the Limited Partnership Interests that reflects the increase in direct or indirect ownership by any Non-U.S. Person as a result of the transfer or other event) owned or purported to be owned, directly or indirectly, by the purported transferee or resulting holder automatically shall be transferred to a Charitable Trust for the exclusive benefit of one or more Beneficiaries. Such transfer to a Charitable Trust shall be effective as of the close of business on the business day prior to the date of the purported transfer or any other event, and such purported transferee or resulting holder (and if different, the direct or indirect owner of the Limited Partnership Interests) shall acquire no rights in such Limited Partnership Interests. The phrase “directly or indirectly,” when used in this Section 11.8, shall have the same meaning as the phrase “directly or indirectly” as used in Section 897(h)(4)(B) of the Code. The General Partner, in its sole and absolute discretion, may waive the application of this Section 11.8.A with respect to a transfer or any other event and may grant such waiver prior to or following any such application as determined by the General Partner in such manner and on such terms as the General Partner may determine in its sole and absolute discretion. The foregoing provisions of this Section 11.8.A. shall not apply to any Partnership Interests held or acquired by the General Partner.
B.    Ownership in Charitable Trust. Upon any purported transfer or other event described in Section 11.8.A that would result in a transfer of the Limited Partnership Interests to a Charitable Trust, such Limited Partnership Interests instead automatically and without the need for any action on the part of the transferor or the purported transferee shall have been transferred to the Trustee as trustee of the Charitable Trust for the exclusive benefit of the Beneficiaries thereof. Such transfer to the Trustee shall be effective as of the close of business on the business day prior to the purported Transfer or other event of the type described in Section 11.8.A as resulting in such transfer to the Charitable Trust. The Trustee shall be appointed by the General Partner and shall be a Person unaffiliated with any Prohibited Owner (as determined by the General Partner in its discretion). Each Beneficiary shall be designated by the General Partner as provided in Section 11.8.F.
C.    Interests Held by the Trustee. Upon a transfer of any Limited Partnership Interest to a Charitable Trust as described in Section 11.8.A, the Prohibited Owner shall have no rights in any Limited Partnership Interests transferred to the Trustee. The Prohibited Owner shall not benefit economically from ownership of any Limited Partnership Interests held in the Charitable Trust by the Trustee, shall have no rights to distributions and shall not possess any rights to vote or other rights attributable to any such interest.

D.    Distributions and Voting Rights. The Trustee shall have all voting rights and rights to distributions with respect to the Limited Partnership Interests held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Beneficiary. Any distribution paid prior to the discovery by the Partnership that the Limited Partnership Interests have been transferred to the Trustee shall be paid by the recipient of such distribution to the Trustee upon demand and any distribution authorized but unpaid shall be paid to the Trustee when due. Any distribution so paid to the Trustee shall be held in the Charitable Trust for the Beneficiary. As described above, the Prohibited Owner shall have no voting rights with respect to the Limited Partnership Interests held in the Charitable Trust and, effective as of the date that the Limited Partnership Interests have been transferred to the Charitable Trust, the Trustee shall have the authority (at the Trustee’s sole discretion) (a) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Partnership that the Limited Partnership Interests have been transferred to the Trustee and (b) to recast such vote in accordance with the desires of the Trustee acting for the exclusive benefit of the Beneficiary; provided, however, that if the Partnership has already taken irreversible action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Section 11.8, until the Partnership has received notification that Limited Partnership Interests have been transferred into a Charitable Trust, the Partnership shall be entitled to rely on its partnership records for purposes of paying distributions and for purposes of preparing lists of Limited Partners entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of Limited Partners.
E.    Sale of Limited Partnership Interests by Trustee. The Trustee of the Charitable Trust shall sell the Limited Partnership Interests held in the Charitable Trust to one or more Persons, designated by the Trustee, whose ownership of the Limited Partnership Interests will not violate the transfer restrictions set forth in Article XI, including the limitations in Section 11.3 thereof, in a manner that maximizes net proceeds from the disposition without regard to market timing giving due regard to the market conditions and the size of the Limited Partnership Interests being sold. Upon such sale, the interest of the Beneficiary in the Limited Partnership Interests sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Beneficiary as provided in this Section 11.8.E. The Prohibited Owner shall receive the lesser of (a) the price paid by the Prohibited Owner for the Limited Partnership Interests or, if the Prohibited Owner did not give value for the Limited Partnership Interests in connection with the event causing the Limited Partnership Interests to be held in the Charitable Trust (e.g., in the case of a gift, devise or any other transaction or event), the fair market value (as determined by the General Partner in its sole and absolute discretion) of the Limited Partnership Interests on the date of the event causing the Limited Partnership Interests to be transferred to the Charitable Trust and (b) the price received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the Limited Partnership Interests held in the Charitable Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 11.8.D. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Beneficiary. If, prior to the discovery by the Partnership that Limited Partnership Interests have been transferred to the Trustee, such Limited Partnership Interests are sold by a Prohibited Owner, then (i) such Limited Partnership Interests shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for such Limited Partnership Interests that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 11.8.E, such excess shall be paid to the Trustee upon demand.
F.    Designation of Beneficiaries. By written notice to the Trustee, the General Partner may change the Beneficiary by designating one or more nonprofit organizations to be the Beneficiary of the interest in the Trust such that the Limited Partnership Interests held in the Trust would not violate the transfer restrictions set forth in Section 11.3 in the hands of such Beneficiary. Unless otherwise approved by the General Partner in its discretion, each organization designated as a Beneficiary must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A) (other than clauses (vii) and (viii) thereof), 2055 and 2522 of the Code. Neither the failure of the General Partner to make such designation nor the failure of the General Partner to appoint the Trustee before the automatic transfer provided for in Section 11.8.A shall make such transfer ineffective, provided that the General Partner thereafter makes such designation and appointment. The designation of a nonprofit organization as a Beneficiary shall not entitle such nonprofit organization to serve in such capacity and the General Partner may, in its sole discretion, designate a different nonprofit organization as the Beneficiary at any time and for any or no reason. Any determination by the General Partner with respect to the application of this Section 11.8 shall be binding on each Beneficiary.
G.    Purchase Rights in Interests Transferred to the Charitable Trust. The General Partner or it designee (which may be the Partnership) shall have the right to purchase the Limited Partnership Interests transferred to the Trustee at a price equal to the lesser of (a) the price paid by the Prohibited Owner for the Limited Partnership Interests or, if the Prohibited Owner did not give value for the Limited Partnership Interests in connection with the event causing the Limited Partnership Interests to be held in the Charitable Trust (e.g., in the case of a gift, devise or any other transaction or event), the fair market value (as determined by the General Partner in its sole and absolute discretion) of the Limited Partnership Interests on the date of the event causing the Limited Partnership Interests to be transferred to the Charitable Trust and (b) the fair market value (as determined by the General Partner in its sole and absolute discretion) of the Limited Partnership Interests on the date the General Partner or its designee purchases such Limited Partnership Interests. The General Partner or its designee may pay the sale proceeds directly to the Prohibited Owner on behalf of the Charitable Trust, and the General Partner or its designee may reduce the amount payable to the Prohibited Owner by the amount of distributions paid to the Prohibited Owner and owed by the Prohibited Owner to the Trustee pursuant to Section 11.8.D. The General Partner or its designee may pay the amount of any such reduction to the Trustee for the benefit of the Beneficiary. The General Partner or its designee shall have the right to purchase the Limited Partnership Interests until the Trustee has sold the Limited Partnership Interests held in the Charitable Trust pursuant to Section 11.8.E. Upon such a sale to the General Partner or its designee, the interest of the Beneficiary in the Limited Partnership Interests sold shall terminate, and any distributions held by the Trustee shall be paid to the Beneficiary.
H.    Determination by the General Partner. Any determination by the General Partner with respect to any aspect of the interpretation or the application of the provisions of Section 11.3.G or this Section 11.8 shall be binding on each Limited Partner, each Prohibited Owner, each Trustee and each Beneficiary.
4.    Except as expressly amended hereby, the Agreement shall remain in full force and effect.
Signatures on following page

IN WITNESS WHEREOF, the General Partner has executed this Amendment as of the date first written above.

VORNADO REALTY TRUST

By:	/s/ Joseph Macnow
	Name:	Joseph Macnow
	Title:	Executive Vice President –
Chief Financial Officer and
Chief Administrative Officer